UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2010

AMERICAN BILTRITE INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-4773	04-1701350
(State or other jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

57 River Street, Wellesley Hills, Massachusetts 02481-2097
(Address of principal executive offices, including zip code)

(781) 237-6655
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.      Termination of a Material Definitive Agreement.

American Biltrite Inc. (the “Company”) and its subsidiary American Biltrite Far East, Inc. (“ABFE”) sent notice of termination of two financing agreements, a Receivables Finance Agreement and a Debt Purchase Agreement, to their counterparty, Faunus Group International, Inc. (“FGI”), on January 7, 2010.  The Company and ABFE each determined that their respective agreements were not in their best interests to continue in light of current market conditions and other reasons and so decided to send notice of termination.  Under those agreements, a notice of termination from the Company or ABFE, as applicable, is only effective seven days after receipt by FGI.

Pursuant to the Receivables Finance Agreement, FGI made payments to ABFE in exchange for ABFE’s selling or assigning to FGI all of ABFE’s rights in and to certain accounts receivable generated by ABFE with account debtors whose principal place of business or chief executive office was not in the United States and the related insurance policies.  Pursuant to the Debt Purchase Agreement, FGI made payments to the Company in exchange for the Company’s agreement to sell and assign to FGI all of the Company’s rights in and to certain accounts receivable generated by the sale of inventory by the Company’s Belgian division and the related insurance policies.  The maximum aggregate amount of accounts receivable that FGI was to purchase from ABFE under the Receivables Finance Agreement and from the Company under the Debt Purchase Agreement, respectively, was $2,000,000 (United States dollars).

The obligations of ABFE and the Company under the Receivables Finance Agreement and the Debt Purchase Agreement were secured pursuant to related security agreements, which placed liens upon, and granted security interests in, certain assets of ABFE and the Company, respectively.  ABFE and the Company also each guaranteed the obligations of the other under the Receivables Finance Agreement and the Debt Purchase Agreement, respectively, pursuant to separate guarantees, and to that end, granted FGI security interests in specified assets.

The Company and FGI are determining final payout amounts with respect to the termination of the agreements, including termination fees payable by the Company and ABFE to FGI, which the Company expects would equal $40,000 for each agreement, and payments of all outstanding balances and accrued fees and charges under each agreement by the Company and ABFE.  Any accounts receivable sold to FGI under the agreements and still outstanding will be re-assigned to the Company and ABFE, as applicable.

The foregoing descriptions of the Receivables Finance Agreement and the Debt Purchase Agreement are qualified in their entirety by the Receivables Finance Agreement and Debt Purchase Agreement, copies of which are incorporated by reference herein to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on July 7, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 13, 2010	AMERICAN BILTRITE INC. By: _/s/ Howard N. Feist III__________ Name: Howard N. Feist III Title: Chief Financial Officer